EXHIBIT 4.1


                Primary Network Holdings, Inc. Stock Option Plan



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                         PRIMARY NETWORK HOLDINGS, INC.
                                STOCK OPTION PLAN


     1.   Purpose of the Plan.

          The Primary Network Holdings, Inc. Stock Option Plan (the "Plan") is intended to further the growth, development and financial success of Primary Network Holdings, Inc. (the "Company") by providing incentives to its employees and consultants to contribute toward the growth and profitability of the Company and to assist the Company in obtaining and retaining the services of employees and consultants with the ability to make such contributions. It is intended that certain options to purchase Common Stock of the Company, par value $0.001 per share ("Common Stock") granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") ("Incentive Stock Options") and that other options granted hereunder will not qualify as Incentive Stock Options ("non-qualified options," and, together with Incentive Stock Options, "options").

     2.   Stock Subject to the Plan.

          (a) Stock Available for Grants of Options. Subject to adjustment under Paragraph 15, the total number of shares of Common Stock that may be issued pursuant to options granted under the Plan shall not exceed 3,468,820 shares of Common Stock. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used as full or partial payment to the Company by an optionee of the purchase price upon exercise of an option shall again be available for the purposes of the Plan.

          (b) Reservation of Shares. The Company will allocate and reserve the maximum number of shares under subparagraph (a) above out of its authorized but unissued shares of Common Stock or treasury shares held by the Company, including shares purchased in the open market or in private transactions.

     3.   Administration.

          The Plan shall be administered by the Board of Directors of the Company (the "Board") or any committee appointed by, and consisting solely of members of, the Board. Subject to the express provisions of the Plan, the Board (or the committee thereof) shall have complete authority, in its sole discretion, to determine the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option and, subject to the provisions of the Plan, the terms and conditions thereof. In making such determination, the Board (or the committee thereof) may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Board (or the committee thereof), in its sole discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board (or the committee thereof) shall also have complete authority to interpret the Plan, to prescribe, amend

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and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's (or the committee's) determinations on the matters referred to in this Paragraph 3 shall be conclusive.

     4.   Eligibility.

          Options (including Incentive Stock Options) may be granted only to employees and consultants of the Company or its subsidiaries as determined by the Board (or the committee thereof). As used herein, the following definitions shall apply:

                  (a) The term "consultant" means any natural person who is engaged by the Company or any subsidiary to render services and is compensated for such services (as contemplated by Rule 701 and Form S-8 promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

                  (b) The term "employee" means any person employed by the Company or any subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Board (or the committee thereof) in its sole discretion, subject to any requirements of the Code.

                  (c) The term "optionee" means any employee or consultant who receives an option under the Plan.

                  (d) The term "subsidiary" shall mean any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     5.   Time of Granting of Options.

          An option grant under the Plan shall be deemed to be made on the date on which the Board (or the committee thereof), by formal action of its members duly recorded in the records thereof, makes an award of an option to an eligible employee or consultant of the Company; provided that such option is evidenced by a written option agreement (an "Option Agreement") duly executed on behalf of the Company and on behalf of the optionee promptly after the date of the Board (or the committee thereof) action.

     6.   Option Prices.

          The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the Common Stock at the time of the granting of the option, and in no event shall be less than $1.52 per share, subject to adjustment in accordance with Paragraph 15 hereof. In the case of an optionee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, the purchase price of the Common Stock under each Incentive Stock Option shall not be less than 110% of the fair market value of the Common Stock at the time of the granting of the option. The Board (or the committee thereof) may adopt criterion for the determination of such fair market value as it may determine to be appropriate and as may be provided for by the

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Board (or the committee thereof) or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations.

     7.   Method of Exercise.

          Upon exercise of options granted hereunder, the purchase price is to be paid in full either (i) in cash, (ii) in the discretion of the Board (or the committee thereof), by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his or her name, having a fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) equal to the cash exercise price of the option being exercised, (iii) in the discretion of, and upon the terms and conditions approved by, the Board (or the committee thereof), by having shares of Common Stock subject to such option withheld or exercising pursuant to a "cashless exercise" procedure, or (iv) in the discretion of the Board (or the committee thereof), by any combination of the payment methods specified in clauses (i), (ii) and (iii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) such shares have been held by the optionee for at least one year, and (B) at least two years have elapsed since such Incentive Stock Option was granted; and provided further that no option may be exercised for a fraction of a share of Common Stock. The cash proceeds of the sale of Common Stock issued upon exercise of options granted hereunder shall be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price may be added to the shares of the Common Stock of the Company held in its treasury and used for the purposes of granting additional options under the Plan.

          Upon the exercise of an option which is not an Incentive Stock Option, the Company may withhold a number of shares sufficient to satisfy the Company's obligation to withhold for federal and state taxes on such exercise.

          The holder of an option shall have none of the rights of a stockholder of the Company with respect to the shares subject to such option until such shares shall have been issued to such holder upon the exercise of the option in accordance with this Paragraph 7.

     8.   Incentive Stock Option Amount Limit.

          The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

     9.   Tern of Options.

          The term of each option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 10 hereof; provided further that, in the case of an optionee who owns more than ten percent (10%) of the total combined voting

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power of all classes of stock of the Company or of its parent or subsidiary corporation, the term of any Incentive Stock Option shall not be more than five
(5) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 10 below. Within such limit and subject to Paragraphs 10 and 11 hereof, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Board (or the committee thereof) shall, in each instance, approve, which need not be uniform for all optionees. At any time after the grant of an option, the Board (or the committee thereof) may, in its sole discretion and subject to the terms and conditions it may determine, accelerate the period during which such option vests.

     10.  Termination of Employment or Consulting Relationship.

          (a) In the event of termination of an optionee's continuous status as an employee or consultant (but not in the event of an optionee's change of status from employee to consultant (in which case an employee's Incentive Stock Option shall automatically convert to a non-qualified option on the ninety-first
(91st) day following such change of status) or from consultant to employee), such optionee may, but only within such period of time as is determined by the Board (or the committee thereof) and in no event later than the expiration date of the term of such option as set forth in the Option Agreement (with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination), exercise his or her option to the extent that optionee was entitled to exercise it at the date of such termination. To the extent that optionee was not entitled to exercise the option at the date of such termination, or if optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

          (b) In the event of the termination of an optionee's continuous status as an employee or consultant as a result of his or her disability (as defined below), the optionee may exercise an option, to the extent he or she was entitled to exercise it at the date of such termination, within such period of time as is determined by the Board (or the committee thereof) (which, in the case of an Incentive Stock Option, shall be no later than one (1) year after the termination of employment) and in no event later than the expiration of the term of the option as set forth in the Option Agreement. For this purpose, a person shall be deemed to be "disabled" if he or she is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Board (or the committee thereof) may require. To the extent that optionee was not entitled to exercise the option at the date of such termination, or if optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

          (c) As used herein, "continuous status as an employee or consultant" means that the employment or consulting relationship with the Company or any subsidiary is not interrupted or terminated. Continuous status as an employee or consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, any subsidiary or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal

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leave approved by an authorized representative of the Company. For purposes of
Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a non-qualified option. The Option Agreements may contain such provisions as the Board (or the committee thereof) shall approve with reference to the effect of approved leaves of absence.

          (d) Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employment of, or consulting relationship with, the Company, any subsidiary or affiliate thereof or to interfere in any way with the right of the Company, any subsidiary or affiliate thereof to terminate his or her employment or consulting relationship at any time, with or without cause.

     11.  Death.

          In the event of the death of an individual to whom an unexpired option has been granted under the Plan, the unexpired option may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after the expiration of the term of the option, and only if and to the extent that the option was exercisable at the date of death.

     12.  Successive Option Grants.

          Successive option grants may be made to any optionee under this Plan.

     13.  Non-Transferability of Options, Transfer Restrictions on Option
Shares.

          (a) Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder thereof, only by such holder. The terms of such option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such holder.

          (b) The Board (or the committee thereof), in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Board (or the committee thereof) may require the optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired upon exercise of an Incentive Stock Option within (i) two years from the date of granting such option to such optionee or (ii) one year after the transfer of such shares to such optionee. The Board (or the committee thereof) may direct that the certificates evidencing shares acquired upon exercise of an option refer to such requirement to give prompt notice of disposition.

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     14.  Investment Purpose.

          Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Board (or the committee thereof) may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Common Stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

     15.  Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

          Notwithstanding any other provisions of the Plan, the option agreements may contain such provisions as the Board (or the committee thereof) shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option, and the option prices in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any individual shall be appropriately adjusted by the Board (or the committee thereof), whose determination shall be conclusive. In the event the Company enters into a transaction described in Section 424(a) of the Code with any other corporation, the Board (or the committee thereof) may grant options to employees or former employees, or consultants or former consultants of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

     16.  Amendment and Termination.

          The Board (or the committee thereof) may at any time terminate the Plan, or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board (or the committee thereof) may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall previously have been granted, adversely affect the rights of such optionee under such option.

     17.  Term of Plan.

          This Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board (or the committee thereof) and no option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

     18.  Compliance with Laws.

          This Plan, the granting and vesting of options under this Plan and the issuance and delivery of shares of Common Stock and the payment of the exercise price under this Plan or under options granted hereunder are subject to compliance with all applicable federal and state


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laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     19.  Paragraph Headings.

          Paragraph headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     20.  Governing Law.

          This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

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          IN WITNESS WHEREOF, the Company has executed the Primary Network
Holdings, Inc. Stock Option Plan as of this 27th day of July, 1999.

                                       By:
                                          --------------------------------------
                                          Brian L. Matthews
                                          President and Chief Executive Officer


ATTEST:


---------------------------------
Blake Ashby, Secretary